Exhibit 99.2

SHARE PURCHASE AGREEMENT

TABLE OF CONTENTS

BACKGROUND		3

DEFINITIONS		3

1.	SALE AND PURCHASE	3

2.	PURCHASE PRICE	3

3.	CLOSING	4

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLER	4

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	4

6.	MISCELLANEOUS	5

7.	GOVERNING LAW	6

8.	ARBITRATION	6

Appendices:

1.   CALCULATION OF PURCHASE PRICE

2.   PROMISSORY NOTE

This Share Purchase Agreement has been entered into on the date set out below, between

KCH Stockholm AB, registration number 556702-1885 a private company organised and existing under the laws of Sweden (the “Seller”),

and

Karenslyst Årgang 2011 XXXVII AS, (org. nr. 997 403 681), a company organised and existing under the laws of Norway; (the “Purchaser”).

BACKGROUND

The Seller is the owner of 3 485 292 shares (the “Shares”) in Tornier B.V, a Dutch company] (the “Company”), constituting 8,9 percent of the issued and outstanding shares in the Company.

The shares of the Company are listed on NASDAQ under the definition/code:            .

Based on the terms and conditions set out in this agreement, the Purchaser is willing to acquire the Shares from the Seller and the Seller is willing to sell the Shares to the Purchaser.

The Parties hereby agree as follows:

DEFINITIONS

In this agreement, unless otherwise stated, the following terms shall have the following meanings:

Closing Day means November 28, 2011

1.             SALE AND PURCHASE

1.1           Upon the terms and subject to the conditions set out in this agreement, the Seller hereby agrees to sell and the Purchaser hereby agrees to purchase 3 485 292 shares in the Company, corresponding to 8.9% of all outstanding shares in the Company.

2.             PURCHASE PRICE

2.1           The purchase price for the Shares (the “Purchase Price”) shall be the market value of the shares. For the purpose of this agreement the market value shall be calculated based on the last available official closing price of the shares on NASDAQ prior to executing this agreement.

2.2           The Purchase Price shall be determined and paid in SEK.  When determining the Purchase Price the official exchange rate the business day before Closing Day shall be used.

2.3           The calculation of the Purchase Price is enclosed as Appendix 1

2.4           The Purchase Price shall be paid by issuing of a promissory note, Appendix 2.

3.             CLOSING

3.1           Closing Day is the same day as completion of the sale in accordance with this agreement and the day of the Purchaser taking possession of the shares.

At Closing the Seller shall:

(i)            Ensure that the Purchaser is registered as shareholder in the Company’s share register or equivalent register for the Shares.

(ii)           Ensure that all necessary registrations required by law or regulations related to the change of ownership are fulfilled.

(iii)          Take any action necessary to consummate a legally valid transfer of the Shares from the Seller to the Purchaser.

At Closing the Purchaser shall:

(i)            Issue a promissory note to the Seller

(ii)           Ensure that all necessary registrations required by law or regulations related to the change of ownership are fulfilled.

4.             REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the following statements are true and correct as per the date of this agreement and, unless otherwise indicated, also per the Closing Day.

4.1           The Seller is duly incorporated and existing under the laws of Sweden and has full power and authority to execute this agreement and complete the transactions contemplated hereby.

4.2           The Seller is not prevented from entering into or executing this agreement or completing the transactions contemplated hereby.

4.3           The Seller has full title to the Shares and has the right to sell and deliver the Shares to the Purchaser in accordance with the terms of this agreement.

4.4           The Seller represents and warrants that the Shares are sold free and clear of all claims, options, liens and other encumbrances.

4.5           The Purchaser’s execution and performance under this agreement do not violate any applicable law, regulation, judgement, order or injunction.

5.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1           The Purchaser represents and warrants to the Seller that the following statements are true and correct as per the date of this agreement and, unless otherwise indicated, also per the Closing Date.

a.             The Purchaser is duly incorporated and existing under the laws of Norway and has full power and authority to execute this agreement and complete the transactions contemplated hereby.

b.             This agreement has been duly authorised and constitutes a binding obligation of and is enforceable against the Purchaser in accordance with the terms hereof.

c.             The Purchaser is not prevented from entering into or executing this agreement or completing the transactions contemplated hereby.

d.             The Purchaser’s execution and performance under this agreement do not violate any applicable law, regulation, judgement, order or injunction.

6.             MISCELLANEOUS

6.1           Costs

The Seller and the Purchaser will each bear its own fees and expenses, including but not limited to legal fees and expenses, incurred in connection with the negotiations, preparation and execution of this agreement and the transactions contemplated by this agreement.

6.2           Severability

Should any part of this agreement be held to be invalid or unenforceable, such decision shall not invalidate or affect any other provision of this agreement.  The Parties shall attempt, however, through negotiations in good faith, to replace any part of this agreement so held to be invalid or unenforceable.  The failure of the Parties to reach an agreement on a replacement provision shall not affect the validity of the remaining part of this agreement.

6.3           Confidentiality

Each Party undertakes not to disclose any Confidential Information unless

a.             required to do so by law or pursuant to any order of court or other competent authority or tribunal;

b.             required to do so by any applicable stock exchange regulations;

c.             such disclosure has been consented to by the other Party in writing (such consent not to be unreasonably withheld); or

d.             it is disclosed to its professional advisers who are bound to the Party by a duty of confidence which applies to any information disclosed.

Should a Party according to circumstances contemplated by a) or b) above, be required to disclose any information, the disclosing Party shall use its reasonable best efforts to consult with the other Party prior to any such disclosure.

6.4           Announcements

All press releases or other public relations activities by a Party with regard to this agreement or the transactions contemplated by it shall be mutually approved by the Parties in advance of such release or activity.  A Party shall, however, not be prevented from, after reasonable consultation with the other Party, disclosing information which is required under applicable law or stock exchange regulations.

6.5           Entire agreement; Amendments

This agreement supersedes all prior agreements and understandings, written and oral, between the Parties with respect to its subject matter and constitutes the entire agreement between the Parties.

Any amendments to this agreement shall be in writing and shall have no effect unless signed by duly authorised representatives of the Parties.

7.             GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of Sweden, without reference to its provisions on conflict of law.

8.             ARBITRATION

Any dispute, controversy or claim arising out of or relating to this agreement or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.  The arbitration tribunal shall be composed of three (3) arbitrators.  The place of arbitration shall be Stockholm and the arbitral proceedings shall be conducted in the English language.

[signatures on page to follow]

The Parties hereto have duly executed this agreement November 28, 2011.  This agreement has been made in two originals, each party receiving one.

SELLER:

/s/ Carl-Henry Salomonsson
Name:

PURCHASER:

/s/ Knut Solvang
Name:

APPENDIX 1

CALCULATION OF PURCHASE PRICE IN SEK
Number of shares		3 485 292
Closing price*		17,82
Exchange rate**		6,9678

TOTAL PURCHASE PRICE in SEK	432	755 449,59

*closing price in USD, November 25 according to Eliseo Garlatti in e-mail November 28

**exchange rate USD/SEK as of November 25, according to Riksbankens web page